INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statements No. 33-07235, 33-34555 and 33-55437, Registration Statements No. 33-27356, 333-35877 and 333-45931 of Universal Foods Corporation on Form S-8 and Registration Statement No. 333-67015 of Universal Foods Corporation on Form S-3 of our reports dated November 12, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Universal Foods Corporation for the year ended September 30, 1998.


/s/ Deloitte & Touche LLP
-------------------------
    DELOITTE & TOUCHE LLP
    Milwaukee, Wisconsin
    December 23, 1998